ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                               JMW ACQUISITION CO.

         Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the corporation is JMW ACQUISITION CO.

         SECOND: The following amendment to the Articles of Incorporation of the corporation was approved by the shareholders of the corporation on the 18th day of December, 1987, in the manner required by the Utah Business Corporation Act. The amendment revises Article I of the Articles of Incorporation of the corporation, to read in its entirety as follows:

                  "The name of the corporation is IOMED, INC."

         THIRD: The total number of shares of the corporation outstanding at the time of the adoption of the amendment set forth in paragraph "SECOND" hereof was 3,864,225 Common Shares, 67,200 Series A Preferred Shares, 3,975,618 Series B Preferred Shares, and 172,800 Series C Preferred Shares. Each of the outstanding Common Shares of the corporation and each of the outstanding Preferred Shares of the Corporation was entitled to one vote upon the amendment set forth in paragraph "SECOND" hereof.

         FOURTH: None of the outstanding shares of the corporation were entitled to vote upon the amendment set forth herein as a class.

         FIFTH: The total number of shares voted for the amendment set forth herein was 2,747,200 Common Shares, -0- Series A Preferred Shares, 2,199,842 Series B Preferred Shares, and -0- Series C Preferred Shares. The number of shares voted against the amendment set forth herein was 10,000.

         SIXTH: There was no class of outstanding shares entitled to vote as a class upon the amendment set forth herein.

         SEVENTH: The amendment set forth herein does not provide for any exchange, reclassification or cancellation of issued shares of the corporation.

         EIGHTH: The amendment set forth herein does not affect any change in the amount of the stated capital of the corporation.

         DATED this 18th day of December, 1987.

                                    JMW ACQUISITION CO.


                                    By: /s/ Stephen H. Ober
                                    STEPHEN H. OBER
                                    President


                                    By: /s/ Joel D. Kellman
                                    JOEL D. KELLMAN
                                    Secretary



STATE OF UTAH              )
                                    :  ss.
COUNTY OF SALT LAKE        )

         I, Mary A. Crowther, a Notary Public, do hereby certify that on this 18th day of December, 1987, personally appeared before me Stephen H. Ober, who being first duly sworn did state that he is the President of JMW Acquisition Co., a Utah corporation, that he executed the within and foregoing document in his capacity as the President of JMW Acquisition Co., and that the statements set forth in the within and foregoing document are true and correct.


                                    /s/ Mary A. Crowther
                                    Notary Public
                                    Residing in Salt Lake City, Utah
My Commission Expires:

                             ASSIGNMENT AND CONSENT
                                 TO USE OF NAME


         The undersigned, Robert C. Delahunty, hereby assigns to JMW Acquisition Co., a Utah corporation, whose address is 1290 West 2320 South, Suite A, Salt Lake City, Utah, all of the undersigned's right, title and interest in and to the name IOMED, INC. Further, the undersigned hereby consents to the use of the name IOMED, INC. by JMW Acquisition Co. and requests the Division of Corporations and Commercial Code of the State of Utah to accept for filing Articles of Amendment to the Articles of Incorporation of JMW Acquisition Co. setting forth therein the name of such corporation as IOMED, Inc.

         DATED this 18th day of December, 1987.

                                    /s/ Robert C. Delahunty
                                    Robert C. Delahunty


STATE OF UTAH              )
                                    :  ss.
COUNTY OF SALT LAKE        )

         I, a Notary Public, do hereby certify that on this 18th day of December, 1987, personally appeared before me Robert C. Delahunty, who being first duly sworn, acknowledged to me that he executed the within and foregoing Assignment and Consent to Use of Name and that the statements set forth therein are true and correct.


                                    /s/ Melissa J. Gage
                                    Notary Public
                                    Residing in Salt Lake City, Utah
My Commission Expires:
1/23/91